The CATO Corporation






Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders to be held at the Home Office of the Company, 8100
Denmark Road, Charlotte, NC 28273 on Thursday, May 23, 1996 at
11:00 A.M., Eastern Time.

     The meeting this year will be streamlined in the interest of saving time and money. We will briefly review our results and plans for coping with this difficult retail apparel environment.

     The Notice of the Annual Meeting of Stockholders and Proxy
Statement are attached. The matters to be acted upon by our stockholders are set forth in the Notice of Annual Meeting of Stockholders and discussed in the Proxy Statement.

     We would appreciate your signing, dating and returning to the Company the enclosed proxy card in the envelope provided at your earliest convenience.

     We look forward to seeing you at our Annual Meeting.

                              Sincerely yours,

                              /s/ Wayland H. Cato, Jr.
                              -----------------------
                              WAYLAND H. CATO, JR.
                              Chairman of the Board
                              Chief Executive Officer




8100 Denmark Road
P. O. Box 34216
Charlotte, NC 28234
(704) 554-8510

                      The Cato Corporation
       __________________________________________________

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD MAY 23, 1996
       __________________________________________________


TO THE STOCKHOLDERS OF
THE CATO CORPORATION

       Notice is hereby given that the annual meeting of stockholders of The Cato Corporation (the "Company") will be held on Thursday, May 23, 1996 at 11:00 A.M., Eastern Time, at the Home Office of the Company, 8100 Denmark Road, Charlotte, NC 28273, for the following purposes:


     1. To elect five Directors to serve until their successors are elected and qualified;

     2. To consider and vote upon a proposal to ratify the action of the Board of Directors in selecting Deloitte &
Touche LLP as the Company's independent auditors for the fiscal year ending February 1, 1997; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.


     The Board of Directors has fixed the close of business on March 29, 1996 as the record date for determination of stockholders entitled to notice of and to vote at the meeting or any adjournments thereof.


                              By Order of the Board of Directors

                              /s/ Alan E. Wiley
                              --------------------
                              ALAN E. WILEY
Dated:  April 26, 1996             Secretary

_________________________________________________________________

STOCKHOLDERS ARE URGED TO SIGN AND MAIL THE ENCLOSED PROXY IN THE
ENCLOSED ENVELOPE TO ENSURE A QUORUM AT THE MEETING.  THIS IS
IMPORTANT WHETHER YOU OWN FEW  OR MANY SHARES.  DELAY IN
RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL
EXPENSE.
                      The Cato Corporation
                        8100 Denmark Road
              Charlotte, North Carolina 28273-5975
                      ____________________

                         PROXY STATEMENT
                      ____________________

      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Cato Corporation (the "Company") for use at the annual meeting of stockholders of the Company to be held on May 23, 1996, and at any adjournment or adjournments thereof. This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about April 26, 1996.

      Only stockholders of record at the close of business on March 29, 1996 are entitled to notice of and to vote at the meeting. As of March 29, 1996, the Company had outstanding and entitled to vote 23,215,897 shares of Class A Common Stock ("Class A Stock") held by approximately 1,286 holders of record and 5,264,317 shares of Class B Common Stock ("Class B Stock") held by 16 holders of record. The Transfer Agent estimates that there are approximately 4,500 shareholders in total. Holders of Class A Stock are entitled to one vote per share and holders of Class B Stock are entitled to ten votes per share. Holders of Class A Stock vote with holders of Class B Stock as a single class.

      All proxies which are properly executed and received prior to the meeting will be voted at the meeting. If a stockholder specifies how the proxy is to be voted on any of the business to come before the meeting, the proxy will be voted in accordance with such specification. If no specification is made, the proxy will be voted for the election of Directors and for the ratification of the selection of auditors. A proxy may be revoked, to the extent it has not been exercised, at any time prior to its exercise by written notice to the Secretary of the Company, by executing and delivering a proxy with a later date or by voting in person at the meeting.

      If you plan to attend and vote at the meeting and your shares are held in the name of a broker or other nominee, please bring with you a proxy or letter from the broker or nominee to confirm your ownership of shares.

     In accordance with applicable Delaware law and the Company's Bylaws, the holders of a majority of the combined voting power of Class A Stock and Class B Stock present in person or represented by proxy at the meeting will constitute a quorum. Abstentions are counted for purposes of determining the presence or absence of a quorum. With regard to the election of directors, votes may either be cast in favor of or withheld, and (assuming the presence of a quorum) directors will be elected by a plurality of the votes cast. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the election. Approval of the ratification of the selection of independent auditors requires the affirmative vote of a majority of the combined voting power of the Class A Stock and Class B Stock present in person or represented at the meeting and entitled to vote. On any proposal other than the election of directors, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters which the brokers withhold authority, a broker non-vote will have no effect on the vote on any such proposal.

     The Company will bear the expense of preparing, printing and mailing the proxy statement to stockholders. The Company will reimburse brokers, dealers, banks and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy solicitation materials to beneficial owners of the Company's Class A Stock and Class B Stock and securing their voting instructions. Corporate Investor Communications, Inc. has assisted the Company in conducting the search for beneficial owners at a cost of approximately $500.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                      OWNERS AND MANAGEMENT



      The following table sets forth, as of March 29, 1996, certain information regarding the ownership of the outstanding shares of Class A Stock and Class B Stock by (i) each director and nominee, (ii) each person who is known by the Company to own more than 5% of such stock, (iii) executive officers listed in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Unless otherwise indicated in the footnotes below, each stockholder named has sole voting and investment power with respect to such stockholder's shares.




                               Shares  Beneficially Owned (1)(2)
                               ---------------------------------                 Percent
                                 Class A Stock      Class B  Stock              of Total

Name                            Number        Percent    Number      Percent       Power
- ---------------------------     ------        -------    ------      -------    ---------
Wayland  H. Cato, Jr. (3)(4)   3,477,382       14.8%    3,732,284      61.2%        48.3%
Edgar T. Cato (5)              1,734,934        7.4     1,785,534      33.4         25.5
Linda McFarland Jenkins (6)      181,259         *          -            -            *
John P.Derham Cato (7)           237,064        1.0        85,965       1.6          1.4
Clarice Cato Goodyear (8)        281,758        1.2       190,515       3.6          2.9
Thomas E. Cato (9)               153,505         *         95,925       1.8          1.5
Alan E. Wiley(10)                 18,085         *          -            -            *
Howard A. Severson(11)            20,370         *          -            -            *
Diane V. Missel(12)               10,000         *          -            -            *
George S. Currin                  11,287         *          -            -            *
James H. Shaw                     10,500         *          -            -            *
Robert L. Kirby                      450         *          -            -            *
Robert W.Bradshaw,  Jr.              500         *          -            -            *
Grant L. Hamrick                   3,000         *          -            -            *
Paul Fulton                        2,000         *          -            -            *
A. F. (Pete) Sloan                 1,200         *          -            -            *
All directors and executive
 officers as a
 group  (19  persons) (13)     6,223,156       25.8    5,890,223       95.2         75.8

FMR Corp. (14)                 2,576,600       11.1         -            -           3.4
First Chicago
 NBD Corporation(15)           1,710,800        7.4         -            -           2.3
_________________
* Less than 1%



(1) Includes the vested interest of executive officers in the Company's Employee Stock Ownership Plan. The aggregate vested amount credited to their accounts as of March 29, 1996 was 50,264 shares of Class A Stock.

(2)   Share  amounts  shown as subject to stock  options  in  the
footnotes  below  cover  shares  under       options   that   are
presently exercisable or will become exercisable within  60  days
after March 29,     1996.

(3)   The  business address of this stockholder is  8100  Denmark
Road, Charlotte, North Carolina    28273-5975.

(4)   The  amounts  shown for Class A Stock  and  Class  B  Stock
include  672,400  shares and 346,500       shares,  respectively,
held in an irrevocable trust for Mr. Cato's children. The amounts shown for Class A Stock also include 41,250 shares held in a separate trusts for Mr. Cato's children and grandchildren. An officer of the Company serves as trustee for these trusts and has sole voting and investment power with respect to these shares. Mr. Cato disclaims beneficial ownership of the shares held in these trusts. The amounts shown for Class A Stock and Class B Stock also include 216,666 and 833,334 shares respectively, subject to stock options.

(5)   The  amounts  shown for Class A Stock  and  Class  B  Stock
include 141,666 and 83,334 shares,      respectively, subject  to
stock  options.  The address of this stockholder is 3985  Douglas
Road,     Coconut Grove, Florida 33133.

(6) Includes 175,000 Shares of Class A Stock subject to stock options.

(7) Includes 3,000 shares of Class A Stock owned by Mr. John Cato's wife. Also includes 6,600 shares of Class A Stock and 3,750 shares of Class B Stock subject to stock options held by Mr. John Cato's wife. Mr. John Cato disclaims beneficial ownership of shares held directly or indirectly by his wife. The amount shown for Class A Stock includes 92,000 shares subject
to   stock options.

(8) The amounts shown for Class A Stock and Class B Stock include 32,520 shares of Class A Stock and 22,500 shares of Class B Stock held by Ms. Goodyear's husband. Ms. Goodyear disclaims beneficial ownership of these shares. The amount shown for Class A Stock includes 82,500 shares subject to stock options.

(9)  The amounts shown for Class A Stock include 4,770 shares  of
stock held by Mr. Thomas Cato's    children for which he acts  as
custodian.   The  amounts shown for Class A Stock include  55,500
shares subject to stock options.

(10) Includes 17,750 shares of Class A Stock subject to stock options.

(11) Includes 14,500 shares of Class A Stock subject to stock options.

(12) Includes 10,000 shares of Class A Stock subject to stock options.

(13)  The  amounts  shown for Class A Stock  and  Class  B  Stock
include 886,082 and 920,418 shares,     respectively, subject  to
stock options.

(14)  Based  on  Schedule 13G received by the Company  from  this
stockholder  on  or about June 9,    1995.  The address  of  this
stockholder   is   FMR  Corp.,  82  Devonshire  Street,   Boston,
Massachusetts 02109.

(15)  Based  on  Schedule 13G received by the Company  from  this
stockholder  on  or about February 9,     1996.  The  address  of
this  stockholder  is  First Chicago NBD Corporation,  One  First
National  Plaza, Chicago, Illinois 60670.



                      ELECTION OF DIRECTORS

     The Board of Directors, consisting of 15 members, is divided into three classes with terms expiring alternately over a three year period. As a result of the expiration of the terms of five incumbent directors, a total of five nominees are standing for election at the annual meeting. The five directors whose terms expire at this year's annual meeting, Messrs. Wayland H. Cato, Jr. Edgar T. Cato, Howard A. Severson, Robert W. Bradshaw, Jr.
and Grant L. Hamrick, have been nominated by the Board of Directors to succeed themselves and to serve until the 1999 annual meeting and until their successors are elected and qualified.

      It is the intention of the persons named in the proxy to vote for such persons for election to the Board of Directors for the ensuing periods as described except to the extent authority to so vote is withheld with respect to one or more nominees. Should any nominee be unable to serve (which is not anticipated), the proxy will be voted for the election of a substitute nominee selected by the Board of Directors. The five nominees shall be elected by a plurality of the votes of Class A Stock and Class B Stock voting as a single class. The other ten members of the Board of Directors will continue to serve in such capacity until their terms expire and their successors are elected and qualified.

Nominees

       Information  with  respect  to  each  nominee,   including
biographical data for the last five years, is set forth below.

      Wayland H. Cato, Jr., 73, is Chairman of the Board and has been a director of the Company since 1946. Since 1960, he has served as the Company's Chief Executive Officer.

      Edgar  T.  Cato, 71, is the Vice Chairman of the  Board  of
Directors and has been a director of the Company since 1946.  Mr.
Edgar T. Cato is the brother of Mr. Wayland H. Cato, Jr.

      Howard A. Severson, 48, has been employed by the Company since 1985 and has served as a director of the Company since 1995. He currently serves as Executive Vice President, Assistant Secretary and Chief Real Estate and Store Development Officer. From August 1989 through January 1993, Mr. Severson served as Senior Vice President - Chief Real Estate Officer.

      Robert  W.  Bradshaw, Jr., 62, has been a director  of  the
Company  since  1994.   Since 1961, he has been  engaged  in  the
private  practice of law with Robinson, Bradshaw &  Hinson,  P.A.
and is a shareholder, officer and director of the firm.

      Grant L. Hamrick, 57, has been a director of the Company since 1994. From 1961 to 1985, Mr. Hamrick was employed by the public accounting firm Price Waterhouse and served as Managing Partner of the Charlotte, North Carolina Office. Since 1989, Mr. Hamrick has served as Senior Vice President and Chief Financial Officer for American City Business Journals, Inc.






Continuing Directors

      Information with respect to the ten continuing members of the Board of Directors, including biographical data for the last five years, is set forth below.

     Linda McFarland Jenkins, 48, has been employed as an officer of the Company since 1990 and a director of the Company since 1991. She currently serves as President and Chief Operating Officer. Prior to joining the Company, she was Senior Vice President - General Merchandise Manager of J. B. Ivey & Company, a Charlotte, North Carolina based regional department store chain, where she was employed for 11 years.

      John P. Derham Cato, 45, has been employed as an officer of the Company since 1981 and has been a director of the Company since 1986. He currently serves as Executive Vice President, President and General Manager - It's Fashion! Division. Mr. John Cato is a son of Mr. Wayland H. Cato, Jr.

      Alan E. Wiley, 49, has been employed as an officer of the Company since 1992 and a director of the Company since 1994. He currently serves as Executive Vice President, Secretary, Chief Financial and Administrative Officer. From 1981 through 1990 he held senior administrative and financial positions with British American Tobacco, U.S. in various companies of their specialty retail division. From 1990 until joining the Company, he was President and majority stockholder of Gibbs-Louis, Inc., an Orlando, Florida based women's specialty store chain. In May 1992, Gibbs-Louis, Inc. filed a petition pursuant to the U.S. Bankruptcy Code and was liquidated in June 1992.

      Clarice Cato Goodyear, 49, has been employed by the Company since 1975 and has served as a director and officer of the Company since 1979. She currently serves as Executive Vice President & Assistant Secretary. Ms. Goodyear is a daughter of Mr. Wayland H. Cato, Jr.

      Thomas E. Cato, 41, has been employed by the Company since 1977, has served as an officer since 1986 and has been a director of the Company since 1993. He currently serves as Vice President, Divisional Merchandise Manager, Accessories and Shoes. Mr. Thomas Cato is a son of Mr. Wayland H. Cato, Jr.

      George   S.  Currin, 59, has been a director of the Company
since 1973. He currently serves as Chairman and Managing Director of Fourth Stockton Company and Chairman of Currin-Patterson Properties LLC, both privately held real estate investment companies.

      Paul Fulton, 62, has been a director of the Company since 1994. From July 1988 to December 1993, Mr. Fulton served as President of Sara Lee Corporation. Since January 1994, Mr. Fulton has served as Dean of the Kenan-Flagler Business School of the University of North Carolina at Chapel Hill. Mr. Fulton is currently a director of Sonoco Products, NationsBank Corporation, Bassett Furniture Industries, Inc., and Winston Hotels, Inc.

      Robert L. Kirby, 65, has been a director of the Company since 1992. Mr. Kirby served as Executive Vice President of NationsBank of North Carolina from 1983 to 1988 and as President and Director of NationsBank of Florida from 1988 until his retirement in 1990.



      James H. Shaw, 67, has been a director of the Company since 1989. Mr. Shaw was Chairman of Consolidated Ivey's, a regional department store chain, from 1988 until his retirement in 1989, Chairman and Chief Executive Officer of J. B. Ivey & Company from 1986 to 1988 and Chairman and Chief Executive Officer of Ivey's Carolinas from 1983 to 1986.

      A. F. (Pete) Sloan, 66, has been a director of the Company since 1994. Mr. Sloan was Chairman of the Board of Lance, Inc. where he was employed from 1955 until his retirement in 1990. Mr. Sloan is currently a director of Bassett Furniture Industries, Inc., PCA International, Inc., and Richfood, Inc.

      The ten continuing members of the Board of Directors are divided into two classes with current terms expiring in 1997 and 1998, respectively. On the expiration of each director's term, his successor in office will be elected for a three year term. The terms of Ms. Linda McFarland Jenkins and Messrs. Thomas E. Cato, George S. Currin, Robert L. Kirby and A. F. (Pete) Sloan expire in 1998. The terms of Ms. Clarice Cato Goodyear and Messrs. John P. Derham Cato, Wiley, Fulton and Shaw expire in 1997.

Directors' Compensation

      Directors, who are not employees of the Company, receive a fee for their services of $18,000 per year payable at the rate of $1,500 per month and are reimbursed for reasonable expenses incurred in attending director meetings. Non-employee directors also receive $125 per hour or a maximum of $1,000 per day for attending special meetings or for additional services.

                     MEETINGS AND COMMITTEES

     During the fiscal year ended February 3, 1996, the Company's
Board of Directors held 11 meetings.

     The Company's Audit Committee reviews the Company's internal controls and confers with the Company's independent auditors concerning the scope and results of their audits and any recommendations they may have and considers such other matters relating to auditing and accounting as the Committee may deem appropriate. During the fiscal year ended February 3, 1996, the Audit Committee held four meetings. Ms. Clarice Cato Goodyear and Messrs. Wayland H. Cato, Jr., Hamrick, Bradshaw, Currin, Fulton, Kirby, Shaw and Sloan are members of the Audit Committee.

      The Company's Compensation Committee reviews and approves the compensation of the executive officers of the Company. The Compensation Committee held two meetings during the fiscal year ended February 3, 1996. Ms. Clarice Cato Goodyear and Messrs. Wayland H. Cato, Jr., Bradshaw, Currin, Fulton, Hamrick, Kirby, Shaw and Sloan are members of the Compensation Committee.











                   SUMMARY COMPENSATION TABLE

      The table below sets forth the compensation for the persons who  were  at  February  3,  1996 the Company's  Chief  Executive
Officer   and  four  other  most  highly  compensated   executive
officers.
                                                                                       Long Term
                                                                                      Compensation
                                Annual Compensation                                     Awards
                                -------------------                             -------------------------
                                                               Other Annual        Securities Underlying
                                 Fiscal    Salary     Bonus     Compensation          Number of Options
Name and Principal Position      Year      ($)(1)      ($)         ($)(2)                  #(3)
- ---------------------------      ------    ------     -----     ------------        ---------------

Wayland H. Cato, Jr.              1995    $449,530   $  --           --                      --
Chief Executive Officer           1994     437,032      --           --                      --
                                  1993     399,532    320,000        --                      --


Linda McFarland Jenkins           1995    $398,780   $  --           --                    125,000
President and Chief               1994     385,298      --           --                     50,000
   Operating   Officer            1993     334,423    210,000        --                     75,000

John  P. Derham Cato              1995    $219,530    $  --          --                     47,500
Executive  Vice  President,       1994     214,532       --          --                     25,000
President and General Manager -   1993     194,532    135,000        --                     22,500
It's Fashion! Division

Alan E. Wiley                     1995    $197,660    $  --          --                     88,750
Executive Vice President          1994     193,260       --          --                     20,000
    Secretary                     1993     170,353     62,000     95,267(4)                 22,500
    Chief Financial and
    Administrative Officer

Diane V. Missel (5)               1995    $231,320    $  --      $10,112(4)                 50,000
Executive Vice President -        1994        --         --          --                         --
    General Merchandise Manager   1993        --         --          --                         --
______________


(1)   Does  not  include  amounts deducted pursuant  to  Internal
Revenue Code Section 125.

(2) Excludes perquisites and other personal benefits, securities or property which, in the aggregate, did not exceed the lesser of $50,000 or 10% of the annual salary and bonus for each named executive officer.

(3) Options to purchase Class A Stock were granted to the named executive officers at the fair market value of the Class A Stock on the date of grant. The options vest in equal amounts over five years from the date of grant and expire ten years from the date of grant. All option grants reflect a three-for-
two stock split     effective June 28, 1993.

(4)  Relocation related expenses.

(5)  Ms. Missel joined the Company in April 1995.



Severance Agreement

      The Company has a severance agreement with Ms. McFarland Jenkins which currently provides for the continuation of her annual salary for one year upon the termination of her employment without cause. The Company has severance agreements with Ms. Missel and Mr. Wiley which currently provide for the continuation of their salaries for six months upon the termination of their employment without cause.


                Option Grants in Last Fiscal Year

      The following table sets forth certain options granted by the Company to the named executive officers during the fiscal year ended February 3, 1996:


           Individual Grants
- ---------------------------------------------------
                                Number of          % of Total                                    Potential Realizable Value
                                Securities         Options        Exercise                        at Assumed Annual Rates
                                Underlying         Granted to     Price Per                      of  Stock Price Appreciation
                                 Options          Employees in      Share     Expiration             for Option Term
Name                            Granted(#)         Fiscal Year      ($/Sh)      Date               5%($)            10% ($)
- -----                           ----------        ------------      -----       ----               -----            --------

Linda McFarland Jenkins(1)(2)     125,000             14.2%         $7.69     04-27-2005           $604,626         $1,532,233

John P. Derham Cato(1)(3)          47,500              5.4           7.69     04-27-2005            229,758            582,248

Alan E. Wiley(1)(4)                88,750             10.0           7.69     04-27-2005            429,285          1,087,885

Diane V. Missel(3)                 50,000              5.7           7.69     04-27-2005            241,851            612,893
_____________


(1)  Number of securities underlying options granted resulted
from surrender by the executive officer of the    same number of
securities from previous option grants.

(2)  Includes 105,000 shares granted under the Company's Non-
Qualified Stock Option Plan to purchase Class     A Stock and
20,000 shares granted under the Company's Incentive Stock Option
Plan to purchase Class A      Stock on the date of grant.

(3)  Options granted under the Company's Non-Qualified Stock
Option Plan to purchase Class A Stock at the      fair market
value of the Class A Stock on the date of grant.

(4)  Includes 68,750 shares granted under the Company's Non-
Qualified Stock Option Plan to purchase Class     A Stock and
20,000 shares granted under the Company's Incentive Stock Option
Plan to purchase Class A      Stock on the date of grant.









            Aggregated Fiscal Year-End Option Values

      The following table summarizes the value of unexercised options held by the named executives at February 3, 1996.

                                                                  Value of
                                 Number of                       Unexercised
                              Securities Underlying              In-the-Money
                           Unexercised Options at Fiscal          Options at
                              Year-End (#)              Fiscal Year-End ($)(1)
                            ----------------            ----------------------
                            Exercisable (E)/               Exercisable (E)/
Name                       Unexercisable (U)              Unexercisable (U)
- -------                    -----------------            ----------------------

Wayland H. Cato, Jr.          1,050,000(E)                   $  --  (E)
                                  --   (U)                      --  (U)

Linda McFarland Jenkins         165,000(E)                   484,800(E)
                                170,000(U)                    33,750(U)

John P. Derham Cato              67,500(E)                      --  (E)
                                 77,500(U)                      --  (U)

Alan E. Wiley                     --   (E)                      --  (E)
                                 88,750(U)                      --  (U)

Diane V. Missel                   --   (E)                      --  (E)
                                 50,000(U)                      --  (U)
__________

(1)   Value  is  based on difference between exercise  price  and
market  price  of the underlying securities as of    February  2,
1996.


   COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE REPORT ON
                     EXECUTIVE COMPENSATION

     The following report submitted by the Compensation Committee and Stock Option Committee of the Board of Directors addresses the Company's executive compensation policies for fiscal 1995.

      The Compensation Committee is composed of nine members-- seven outside directors, the Chief Executive Officer and an Executive Vice President. The Compensation Committee provides guidance for the Company's executive compensation programs to insure a direct relationship between executive compensation and corporate performance.

      The Stock Option Committee is composed of the seven outside members of the Board of Directors. The Stock Option Committee makes final decisions regarding stock option awards made under the Company's plans.



      The Company's executive compensation program has been designed (i) to provide compensation equivalent to compensation offered by peer group companies thereby allowing the Company to attract and retain the most qualified executives, (ii) to motivate executive officers by rewarding them for attaining pre-established Company financial goals and individual performance goals and (iii) to align the interest of executive officers with the long-term interest of stockholders.

       In  designing  the  compensation  packages  for  executive officers, the Compensation Committee and Stock Option Committee compare the Company's executive officer compensation packages with peer group executive officer compensation packages, some of which are included in the Dow Jones Specialty Apparel Market Index plotted in the performance graph. Peer group companies which are similar in size and operate in the specialty apparel retail market are given particular consideration. The Compensation Committee and Stock Option Committee also consider the views of the Company's outside retail consultants concerning appropriate compensation levels for executive officers.

      The executive compensation program is focused on attainment of profitability and enhancement of stockholder equity. Currently, the Company's executive compensation program consists of three principal types of compensation: annual base salary, incentive bonuses and long-term stock option awards. Executive officers are rewarded when the Company achieves financial goals related to total revenues, net income, return on equity and expense management and when the executive officer achieves individual performance goals related to the executive officer's specific area of responsibility.

       Annual  Base  Salary  -      Each  year  the  Compensation
Committee determines the base salary for each executive officer based on whether the executive officer achieves his or her individual performance goals.

      Incentive Bonus - Incentive bonuses, paid to executive officers in April following the fiscal year end, are based on the achievement of the Company's financial goals and the achievement of the executive officer's individual performance goals. A bonus accrual is made based on the achievement of corporate financial goals. If corporate financial goals are not achieved, the accrual may be reduced or eliminated. However, the Compensation Committee may choose to give a performance bonus to an executive officer based on individual performance goals.

     Long-Term Stock Option Awards - Stock options are awarded by the Stock Option Committee under the Company's Incentive Stock Option Plan and Non-Qualified Stock Option Plan to executive officers to provide incentive for the executive officer to focus on the Company's future financial performance and as a means to encourage an executive officer to remain with the Company. The Stock Option exercise price is 100% of the fair market value of the Class A shares on the date of grant and vests in 20% increments over five years. Stock option grants are made when executive officers join the Company and thereafter at the discretion of the Stock Option Committee.

      The  Compensation  Committee  and  Stock  Option  Committee
recognize that, to some degree, the determination of an executive
officer's     compensation    package     involves     subjective
considerations.






Chief Executive Officer

      The Compensation Committee (other than Mr. Wayland H. Cato, Jr.) and the Stock Option Committee determine the compensation package for the Chief Executive Officer by comparing his compensation package to the Chief Executive Officer compensation packages of the peer group. The Compensation Committee and Stock Option Committee also take into consideration years of service, specialty retail apparel experience, leadership, dedication and vision.

This report has been provided by the Compensation Committee and Stock Option Committee:

     Wayland H. Cato, Jr.*
     Clarice Cato Goodyear*
     Robert W. Bradshaw, Jr.
     George S. Currin
     Paul Fulton
     Grant L. Hamrick
     Robert L. Kirby
     James H. Shaw
     A. F. (Pete) Sloan

     * Compensation Committee only

   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Ms. Goodyear and Messrs. Wayland H. Cato, Jr., Currin, Fulton, Shaw, Kirby, Bradshaw, Hamrick and Sloan served as members of the Compensation Committee during fiscal 1995. Mr. Cato served as Chief Executive Officer and Chairman of the Company during fiscal 1995. Ms. Goodyear served as Executive Vice President of the Company during fiscal 1995. Ms. Goodyear and Mr. Wayland H. Cato, Jr. are the only officers of the Company who serve on the Compensation Committee.

      The Company has eight lease agreements with entities in which Mr. Currin has a partnership interest. Four lease agreements were signed in 1995 and four were signed in 1994. The lease term of each agreement is for approximately 10 years with renewal terms at the option of the Company.

      During 1995, the Company paid to the entities in which Mr. Currin has an interest, the amount of $285,000 for rent and related charges. The Company received $240,000 for construction reimbursement from the same entities. The Company estimates that the aggregate payments for base rent to the entities will be $38,000 per month when all leases are active.

      The Company believes that the terms and conditions of the Lease Agreements are comparable to those which could have been obtained from unaffiliated leasing companies.

      The firm of Robinson, Bradshaw & Hinson, P.A., of which Robert W. Bradshaw, Jr., a director of the Company, is an officer, a director and a shareholder, was retained to perform legal services for the Company during the last fiscal year. It is anticipated that the firm will continue to provide legal services to the Company during the current fiscal year.


Stock Performance Graph

     In lieu of a performance graph as required by Item
402(I) of Regulation S-K, submitted below is the data interpretted in a chart form. A paper copy of the performance graph will be sent to the SEC.


      The following graph compares the yearly change in the Company's cumulative total shareholder return on the Company's Common Stock (which includes Class A Stock and Class B Stock) for each of the Company's last five fiscal years with (i) the Dow Jones Equity Market Index and (ii) the Dow Jones Specialty Apparel Market Index.


THE CATO CORPORATION
STOCK PERFORMANCE TABLE
(BASE 100- IN DOLLARS)

 LAST TRADING      THE CATO        D. J. EQTY        D.J. SPC
      DAY
 OF THE FISCAL    CORPORATION       MKT INDEX        APPL MKT
     YEAR
   02/01/91           100.00         100.00           100.00
   01/31/92        2,537.44          124.70           153.03
   01/29/93        3,922.56          138.61           145.10
   01/28/94        3,990.08          155.11           135.60
   01/27/95        1,977.44          156.10           122.52
   02/02/96        1,835.04          217.59           142.73

     The graph assumes an initial investment of $100 on February
1, 1991, the last trading day prior to the commencement of the Company's 1991 fiscal year and reinvestment of all dividends.
Option Repricing

On April 27, 1995, the Board of Directors approved a replacement of stock option grants held by officers and directors of the Company. The officers and directors were given the opportunity to surrender stock option grants and receive a new stock option grant to purchase the same number of shares underlying the options surrendered. The new stock option grants were granted under the terms and conditions of the Incentive Stock Option Plan or the Non-Qualified Stock Option Plan. The new stock option grant vesting provisions were the same as any stock option grant, 20% increments with the first 20% vesting on April 27, 1996. The term of each new stock option grant was ten (10) years.

The price of each new stock option grant was $7.69. The prices of the surrendered stock option grants ranged from $17.63 to $8.96.

The Board of Directors believes that equity ownership provides a major incentive to directors and officers in building stockholder value, aligns the interests of the director and officer with stockholders providing incentive for the director or officer to focus on the Company's future financial performance and serves to retain directors and officers. The Board of Directors determined that the decrease in price of the Company's Common Stock could limit the motivational and retention value of the options held by directors and officers and provided little incentive value. As a result, the Board of Directors approved a replacement of the stock option grants as described above and as provided in the tabular format below.





This report has been provided by the Compensation Committee and Stock Option Committee:

     Wayland H. Cato, Jr.*
     Clarice Cato Goodyear*
     Robert W. Bradshaw, Jr.
     George S. Currin
     Paul Fulton
     Grant L. Hamrick
     Robert L. Kirby
     James H. Shaw
     A. F. (Pete) Sloan

     * Compensation Committee only





                                       Ten-Year Option/Repricings

                                                                                                                    Length of
                                                                                                                     original
                                                              Market Price                                             option
                                                               of stock at       Exercise                                term
                                                                 time of        price at                            remaining
                                               Number of        repricing       time of                               at date
                                               options             or        repricing or      New               of repricing
                                              repriced or      amendment       amendment     exercise                      or
Name                          Date           amended (#)          ($)             ($)       price ($)               amendment
- -----------------------------------------------------------------------------------------------------------------------------

Linda McFarland Jenkins      4/27/95           75,000(1)         $7.69          $17.63         $7.69                39 Months
                             4/27/95           30,000(1)          7.69           10.13          7.69                52 Months
                             4/27/95           20,000(2)          7.69           10.13          7.69                52 Months

John P. Derham Cato          4/27/95           22,500(1)          7.69           17.63          7.69                39 Months
                             4/27/95           25,000(1)          7.69           10.13          7.69                52 Months

Alan E. Wiley                4/27/95           46,250(1)          7.69            8.96          7.69                26 Months
                             4/27/95           22,500(1)          7.69           17.63          7.69                39 Months
                             4/27/95           20,000(2)          7.69           10.13          7.69                52 Months




_____________

(1)  Shares granted pursuant to the Non-Qualified Stock Option
Plan.

(2)  Shares granted pursuant to the Incentive Stock Option Plan.




                 INDEPENDENT PUBLIC ACCOUNTANTS

       Ernst & Young LLP examined the Company's financial statements for the fiscal year ended January 28, 1995 and was notified on August 24, 1995 of the Company's decision to end their engagement. Deloitte & Touche LLP examined the Company's financial statements for the fiscal year ended February 3, 1996. The Board of Directors has selected Deloitte & Touche LLP as independent auditors to examine the Company's financial statements for the fiscal year ending February 1, 1997. A representative of Deloitte & Touche LLP is expected to attend the meeting, respond to appropriate questions from stockholders present at the meeting and, if such representative desires, to make a statement. The directors recommend that stockholders vote FOR the proposal to ratify the selection of Deloitte & Touche LLP as the Company's independent auditors.

No financial statement for either of the past two years contained a qualified or modified opinion. No Financial statement for either of the past two years contained an adverse opinion or disclaimer. The decision to change independent auditors was recommended by the Audit Committee and ratified by the Board of Directors. There have been no disagreements during the two most recent fiscal years with the former independent auditors. The former independent auditors have made no statements indicating that they could not rely on internal controls or management's representations. Also, no information has come to their attention that materially limits the fairness or reliability of previously issued audit reports or underlying financial statements.




























                      STOCKHOLDER PROPOSALS

      Stockholder proposals relating to the Company's annual meeting of stockholders to be held in 1997 must be received by the Company no later than December 27, 1996. Stockholders should send their proposals to the attention of the Company's Secretary at the Company's principal executive offices, 8100 Denmark Road, Charlotte, North Carolina 28273-5975.



                          OTHER MATTERS

      The Board of Directors of the Company knows of no matters which will be presented for consideration at the meeting other than those set forth in this proxy statement. However, if any other matters are properly presented for action, it is the intention of the persons named in the proxy to vote on them in accordance with their best judgment.


                                   For the Board of Directors

                                   THE CATO CORPORATION

                                   /s/ Alan E. Wiley
                                   ------------------------
                                   ALAN E. WILEY
April 26, 1996                          Secretary